EXHIBIT 2.1





                              AMENDED and RESTATED
                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                          AMERICAN UNITED GLOBAL, INC.,


                       LIFETIME HEALTHCARE SERVICES, INC.

                                       and


                           LIFETIME ACQUISITION CORP.




                            DATED AS OF JUNE 16, 2003




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                                                           TABLE OF CONTENTS


ARTICLE I - THE MERGER

Section 1.01      The Merger; Effective Time......................................................................3
Section 1.02      Conversion of the Securities....................................................................3
Section 1.03      Closing.........................................................................................4
Section 1.04      Effect of the Merger............................................................................4
Section 1.05      Certificate of Incorporation and Bylaws; Directors and Officers.................................4
Section 1.06      Further Actions.................................................................................5
Section 1.07      Restrictions on Resale..........................................................................5
Section 1.08      Exchange of Certificates........................................................................6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF AUGI

Section 2.01      Organization, Standing and Power................................................................6
Section 2.02      Capitalization..................................................................................7
Section 2.03      Authority for Agreement.........................................................................7
Section 2.04      Issuance of AUGI Shares.........................................................................7
Section 2.05      SEC Reports; Financial Statements...............................................................7
Section 2.06      Governmental Consent............................................................................8
Section 2.07      Litigation......................................................................................8
Section 2.08      Interested Party Transactions...................................................................8
Section 2.09      Compliance with Applicable Laws.................................................................8
Section 2.10      No Undisclosed Liabilities......................................................................9
Section 2.11      Tax Returns and Payment.........................................................................9
Section 2.12      Tax-Free Reorganization.........................................................................9
Section 2.13      Full Disclosure.................................................................................9

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF LIFETIME.

Section 3.01      Organization, Standing and Power...............................................................10
Section 3.02      Capitalization.................................................................................10
Section 3.03      Authority for Agreement........................................................................10
Section 3.04      Subsidiaries...................................................................................10
Section 3.05      Lifetime Agreements............................................................................10
Section 3.06      No Undisclosed Liabilities.....................................................................10
Section 3.07      Finders' Fees..................................................................................11

ARTICLE IV - CERTAIN COVENANTS AND AGREEMENTS

Section 4.01      Covenants of Lifetime..........................................................................11
Section 4.02      Covenants of AUGI..............................................................................11
Section 4.03      Covenants of the Parties.......................................................................12

ARTICLE V - CONDITIONS PRECEDENT

Section 5.01      Conditions Precedent to the Parties' Obligations...............................................13
Section 5.02      Conditions Precedent to the Obligations of AUGI................................................13
Section 5.03      Conditions Precedent to the Obligations of Lifetime............................................15



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ARTICLE VI - TERMINATION, AMENDMENT AND WAIVER

Section 6.01      Termination....................................................................................15
Section 6.02      Effect of Termination..........................................................................16

ARTICLE VII - CONFIDENTIALITY

Section 7.01      Confidentiality................................................................................16

ARTICLE VIII - INDEMNIFICATION

Section 8.01      Indemnification by AUGI .......................................................................16
Section 8.02      Indemnification by Lifetime....................................................................16
Section 8.03      Indemnification of Exchange Agent..............................................................17
Section 8.04      Survival of Indemnification....................................................................17

ARTICLE IX - MISCELLANEOUS

Section 9.01      Non-survival of Representations and Warranties.................................................18
Section 9.02      Expenses.......................................................................................18
Section 9.03      Applicable Law.................................................................................18
Section 9.04      Notices........................................................................................19
Section 9.05      Entire Agreement...............................................................................20
Section 9.06      Assignment.....................................................................................20
Section 9.07      Headings; References...........................................................................20
Section 9.08      Counterparts...................................................................................20
Section 9.09      No Third Party Beneficiaries...................................................................20
Section 9.10      Severability; Enforcement......................................................................20
Section 9.11      Rules of Construction..........................................................................21
Section 9.12      Exhibits.......................................................................................21
Section 9.13      Interpretation.................................................................................21

         EXHIBITS


         Certificate of Merger....................................................................................A

         Certificate of Designation of Series B-2 Convertible Preferred Stock.....................................B

         Certificate of Designation of Series B-3 Convertible Preferred Stock.....................................C

         AUGI Financial Statements................................................................................D

         Closing Agreement .......................................................................................E

         Registration Rights Agreement ...........................................................................F

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                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of June 16, 2003 (the "Agreement") by and among American United Global, Inc., a corporation formed under the laws of the State of Delaware ("AUGI"), Lifetime Healthcare Services, Inc., a corporation formed under the laws of the State of Delaware ("Lifetime") and Lifetime Acquisition Corp., a corporation newly formed under the laws of the State of Delaware and a wholly owned and operated subsidiary of AUGI ("Merger Sub") AUGI, Lifetime and Merger Sub are sometimes referred to herein individually as a "Party" and collectively as the "Parties. This Agreement amends and restates in its entirety that certain Agreement and Plan of Merger dated as of April 7, 2003 by and among the Parties hereto (the "Prior Agreement"), which Prior Agreement is hereby rendered null and void ab initio.

                                    PREAMBLE

     WHEREAS, AUGI, Lifetime and Merger Sub have determined that a business combination between the Parties is advisable and in the best interests of their respective companies and stockholders, and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

     WHEREAS, AUGI has proposed to acquire Lifetime in a merger transaction pursuant to the terms and subject to the conditions of this Agreement and in accordance with the GCL (as hereinafter defined), Lifetime shall become a wholly owned subsidiary of AUGI (the "Merger") through the merger of Merger Sub with and into Lifetime;

     WHEREAS, In the Merger all issued and outstanding shares of capital stock of Lifetime (the "Lifetime Shares") held by the stockholders of Lifetime (the "Lifetime Stockholders") shall be cancelled and converted into the right to receive an aggregate of 467,500 shares of Series B-2 Convertible Preferred Stock of AUGI (the "Merger Shares"), which Merger Shares are convertible into shares of AUGI's common stock, par value $.01 per share (the "Common Shares");

     WHEREAS, prior to "Effective Date" (as hereinafter defined) of the Merger, AUGI intends to declare and make a dividend, consisting of an aggregate of 232,500 shares of AUGI Series B-3 Convertible Preferred Stock to all record holders of its then issued and outstanding Common Shares;

     WHEREAS, the obligation of the Parties to effect the Merger is subject to the conditions set forth in Article V hereof;

     WHEREAS, the Parties intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the parties intend this Agreement to qualify as a "plan of reorganization" within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).

     WHEREAS, AUGI, Lifetime and Merger Sub are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:



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CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "Applicable Law" means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Merger and/or the Parties.

     "Conversion Shares" shall mean that number of Common Shares of AUGI that are required to be issued upon conversion into Common Shares of all, and not less than all, of (a) the Merger Shares issued on the Effective Date of the Merger, and (b) the Dividend Shares issued or declared to be issued prior to the Effective Date of the Merger, as contemplated by this Agreement.

     "Dividend Shares" shall mean an aggregate of 232,500 shares of Series B-3 Convertible Preferred Stock of AUGI which shall be issued as a dividend to the record holders of AUGI Common Shares on the "Dividend Record Date" (as that term is hereinafter defined).

     "Dollar" and "$" means lawful money of the United States of America.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public
Accountants and the Financial Accounting Standards Board or any successor Institutes concerning the treatment of any accounting matter.

     "GCL" means the General Corporation Law of the State of Delaware.

     "Knowledge" means the knowledge after reasonable inquiry.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

     "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a consolidated whole.

     "Person"  means  any  individual,   corporation,   partnership,   trust  or
unincorporated   organization  or  a  government  or  any  agency  or  political subdivision thereof.

     "Stock Purchase Agreement" means that certain agreement dated as of March 21, 2003, as amended through the date of this Agreement, by and among Lifetime, Redwood Investment Associates, LP and New York Medical, Inc. ("NYMI") providing for the acquisition of NYMI by Lifetime, including the exhibits thereto.

     "Surviving Entity" shall mean Lifetime as the surviving entity in the Merger as provided in Section 1.03.

     "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

          (i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

          (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

          (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

     "Tax Return" means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

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                                    ARTICLE I

                                   THE MERGER

SECTION 1.01 THE MERGER; EFFECTIVE TIME.

          (i) The  Merger........At  the Effective  Time and subject to and upon the terms and conditions of this Agreement, the Merger Sub shall, and AUGI shall cause the Merger Sub to, merge with and into Lifetime in accordance with the provisions of the GCL, the separate corporate existence of the Merger Sub shall cease and Lifetime shall continue as the Surviving Entity. The Effective Time of the Merger shall occur upon the filing with the Secretary of State of the State of Delaware of a Certificate of Merger (the "Certificate of Merger") substantially in the form of Exhibit A and executed in accordance with the applicable provisions of the GCL, or at such later time as may be agreed to by AUGI and Lifetime and specified in the Certificate of Merger subject to the satisfaction or waiver of each of the conditions set forth in Article V (the "Effective Time"). The date on which the Effective Time occurs is referred to as the "Effective Date." Provided that this Agreement has not been terminated pursuant to Article VI, the Parties will cause the Certificate of Merger to be filed as soon as practicable after the Closing.

     Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the GCL, at the Effective Time, all Lifetime Shares shall be converted into the right to receive the Merger Shares.

          (ii) Exchange Agent. AUGI's corporate counsel, Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, shall act as the exchange agent (the "Exchange Agent") for the purpose of exchanging Lifetime Shares for the Merger Shares. At or prior to the Effective Date (as hereinafter defined), AUGI shall deliver to the Exchange Agent certificates evidencing an aggregate of 467,500 shares of AUGI Series B-2 Convertible Preferred Stock. The rights, preferences and privileges of the Merger Shares, including the terms upon which such Merger Shares are convertible into Common Shares, are set forth in the form of Certificate of Designation for such Series B-2 Preferred Shares attached hereto as Exhibit B (the "Certificate - Merger Shares").

SECTION 1.02 CONVERSION OF SECURITIES.

          (i) Conversion of Lifetime Shares. At the Effective Time, by virtue of the Merger and without any action on the part of AUGI, Merger Sub, Lifetime or the holders of any of their respective securities:

               (a) Each of the 1,071 issued and outstanding Lifetime Shares issued and outstanding immediately prior to the Effective Time, including any rights with respect thereto, shall be converted into and represent the right to receive, and shall be exchangeable for, that number of Merger Shares being the quotient obtained by dividing the 467,500 by 1,071 (the "Conversion Rate"), or approximately 436.507
          Merger Shares for each issued and outstanding Lifetime Share. In the event and to the extent that, for any reason, the aggregate number of issued and outstanding Lifetime Shares as at the Effective Time of the Merger shall be other than 1,071 Lifetime Shares, the Conversion Rate shall be appropriately adjusted in that 467,500 shall be divided by the then appropriate number of issued and outstanding Lifetime Shares.

               (b) All Lifetime Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares to be issued pursuant to this Section 1.02(i)(a) upon the surrender of such certificate in accordance with Section 1.08.

               (c) Each Lifetime Share that immediately prior to the Effective Time is held by Lifetime as a treasury share shall be cancelled and retired without payment of any consideration therefor and without any conversion thereof into a right to receive the Merger Shares.

          (ii) Conversion of Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of AUGI, Merger Sub, Lifetime or the holders of any of their respective securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Entity and the share of common stock of the Surviving Entity so issued in such conversion shall constitute the only outstanding share of capital stock of the Surviving Entity and the Surviving Entity shall be a wholly owned subsidiary of AUGI.

          (iii) Conversion Shares to be Reserved. Subject to the terms and conditions set forth in this Agreement, at and after the Closing, AUGI shall reserve such number of Conversion Shares, including any adjustments by reason of the anti-dilution provisions contained in the Certificate - Merger Shares and the Certificate - Dividend Shares (collectively, the "Certificates") therefor.

          (iv) Exemption from Registration. The Parties intend that the Merger Shares to be conveyed by AUGI to the Lifetime shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.



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SECTION 1.03 CLOSING.


     The closing of the Merger (the "Closing") will take place at the offices of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, counsel to AUGI ("GSK"), at 101 East 52nd Street, New York, New York 10022, within one (1) business day following the satisfaction or waiver of the conditions precedent set forth in
Article V or at such other date as AUGI and Lifetime shall agree (the "Closing Date"), but in no event shall the Closing Date occur later than June 17, 2003.

SECTION 1.04      EFFECT OF THE MERGER.

     The Merger shall have the effect set forth in Sections 259 and 261 of the GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Lifetime and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of Lifetime and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

SECTION 1.05 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS.

Pursuant to the Merger:

          (i) The Certificate of Incorporation and Bylaws of AUGI as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of AUGI following the Merger.

          (ii) The directors of AUGI subsequent to the Merger shall be the current members of AUGI's Board of Directors, until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified. The officers of AUGI subsequent to the Merger shall be the current officers of AUGI.

SECTION 1.06  FURTHER ACTIONS.

     If, at any time after the Effective Time, the Surviving Entity considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm (of record or otherwise) in the Surviving Entity its right, title or interest in, to or under any of the rights, properties, or assets of either Lifetime or Merger Sub, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Entity will be authorized to execute and deliver, in the name and on behalf of each of Lifetime and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Lifetime and Merger Sub, all such other actions and things as the Board of Directors of the Surviving Entity may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out the intent and purposes of this Agreement.

SECTION 1.07      RESTRICTIONS ON RESALE



          (i) The Merger Shares. The Merger Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until; (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) AUGI receives an opinion of counsel for the stockholder, reasonably satisfactory to counsel for AUGI, that an exemption from the registration requirements of the Securities Act is available.

     The certificates representing the number of Merger Shares for which the Lifetime Shares shall have been issued pursuant to this Agreement shall contain a legend substantially as follows:

          "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR AMERICAN UNITED GLOBAL, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR AMERICAN UNITED GLOBAL, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

          (ii) The Conversion Shares. Except as set forth in Section 4.02, the Conversion Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until; (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) AUGI receives an opinion of counsel for the stockholder, reasonably satisfactory to counsel for AUGI, that an exemption from the registration requirements of the Securities Act is available.

     The certificates representing the number of Conversion Shares into which the Merger Shares may be converted shall contain a legend substantially as follows:

          "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR AMERICAN UNITED GLOBAL, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR AMERICAN UNITED GLOBAL, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

          "PURSUANT TO THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER DATED AS OF JUNE 16, 2OO3 BY AND AMONG AMERICAN UNITED GLOBAL, INC., LIFETIME HEALTHCARE SERVICES, INC. AND LIFETIME ACQUISITION CORP., THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, SOLD SHORT OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN A LOCK-UP AGREEMENT BY AND BETWEEN THE HOLDER HEREOF AND AMERICAN UNITED GLOBAL, INC."

SECTION 1.08      EXCHANGE OF CERTIFICATES.

          (i) EXCHANGE OF CERTIFICATES. After the Effective Time and pursuant to a customary letter of transmittal or other instructional form provided by the Exchange Agent to the Lifetime Stockholders, the Lifetime Stockholders shall be required to surrender all their Lifetime Shares to the Exchange Agent, and the Lifetime Stockholders shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportionate number of Merger Shares into which the Lifetime Shares theretofore represented by the stock transfer forms so surrendered shall have been exchanged pursuant to this Agreement. Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented Lifetime Shares shall be deemed for all corporate purpose, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Merger Shares for which such Lifetime Shares have been so exchanged. No dividend payable to holders of Merger Shares of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented Lifetime Shares, until such certificate or certificates representing all the relevant Lifetime Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

          (ii) FULL SATISFACTION OF RIGHTS. All Merger Shares for which the Lifetime Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the Lifetime Shares.

          (iii) EXCHANGE OF CERTIFICATES. All certificates representing Lifetime Shares converted into the right to receive Merger Shares pursuant to this
     Article I shall be furnished to AUGI subsequent to delivery thereof to the Exchange Agent pursuant to this Agreement.

          (iv) CLOSING OF TRANSFER BOOKS. On the Effective Date, the stock transfer book of Lifetime shall be deemed to be closed and no transfer of Lifetime Shares shall thereafter be recorded thereon.

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF AUGI

     Except as set forth in the schedules to this Agreement, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing to Lifetime, AUGI hereby represents and warrants to Lifetime, as of the date of this Agreement and as of the Effective Time, as follows:

SECTION 2.01  ORGANIZATION, STANDING AND POWER.

     AUGI is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. AUGI is duly qualified to do business as a foreign corporation doing business in each state in which it owns or leases real property and where the failure to be so qualified and in good standing would not have a Material Adverse Effect on AUGI or its business. Other than its equity interest in Western Power & Equipment Corp., the shares of which are to be distributed to the stockholders of AUGI (the "AUGI Stockholders") as of the Record Date therefor, AUGI does not have an ownership interest in any corporation, partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock).

SECTION 2.02  CAPITALIZATION.



     There are 42,700,000 shares of capital stock of AUGI authorized, consisting of 40,000,000 Common Shares, $0.01 par value per share, and 2,700,000 shares of preferred stock (the "Preferred Shares"). The Preferred Shares are divided into series as follows: (i) 1,200,000 are authorized for issuance as 12.5% Series A preferred shares (the "Series A Preferred Shares"); and (ii) 1,500,000 are authorized for issuance as Series B preferred shares (the "Series B Preferred Shares"); which Series B Preferred Shares are issuable with such rights, privileges and designations as the board of directors of AUGI may from time to time determine. As at the date of this Agreement, there are: (a) 1,997,624 Common Shares issued and outstanding, (b) no Series A Preferred Shares issued and outstanding, (c) an aggregate of 407,094 Series B-1 Preferred Shares issued and outstanding, (d) no Series B-2 Preferred Shares issued and outstanding, and
(e) no Series B-3 Preferred Shares issued and outstanding.

     Except as disclosed on Schedule 2.02(a) hereto, no Shares have been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase of Shares except as provided in this Agreement. Except as disclosed on Schedule 2.02(b) hereto, no Person is entitled to any rights with respect to the issuance or transfer of the Merger Shares or the Conversion Shares. All outstanding Shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.

SECTION 2.03  AUTHORITY FOR AGREEMENT.

     The execution, delivery, and performance of this Agreement by AUGI has been duly authorized by all necessary corporate action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of AUGI enforceable against it in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. Except as set forth above or in Schedule 2.03 attached hereto, the execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by AUGI will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, AUGI's Certificate of Incorporation or Bylaws, as the case may be and in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which AUGI is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to AUGI except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect on AUGI taken as a whole.

SECTION 2.04      ISSUANCE OF AUGI SHARES

     The Merger Shares issuable to the Lifetime Stockholders as the holders of the Lifetime Shares will when issued pursuant to this Agreement be duly and validly authorized and issued, fully paid and non-assessable. The Conversion Shares issuable to the current Lifetime Stockholders as the then holders of the Merger Shares will when issued pursuant to the Certificate - Merger Shares be duly and validly authorized and issued, fully paid and non-assessable.

SECTION 2.05      SEC REPORTS; FINANCIAL STATEMENTS.

          (i) AUGI has made available to Lifetime (through reference to documents filed with the Securities Exchange Commission ("SEC") by its Electronic Data Gathering Analysis and Retrieval ("EDGAR") or otherwise) a correct and complete copy of each report, schedule and registration statement filed by AUGI with the SEC since its inception (the "SEC Reports"), which are all the forms, reports and documents (other than preliminary material) required to be filed by AUGI with the SEC since inception. With the exception of any Forms 3, 4 and 5 and any Schedule 13D filed by AUGI on behalf of the AUGI Stockholders, the SEC Reports (a) were prepared in compliance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (b) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except that unaudited statements do not contain footnotes in substance or form required by GAAP, as is permitted by the Exchange Act). Such financial statements fairly present, or will fairly present, the consolidated financial position of AUGI as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of unaudited interim financial statements, to normal, recurring year-end audit adjustments.

          (iii) To the Knowledge of AUGI, except as disclosed in the consolidated financial statements contained in the SEC Reports or on
     Schedule 2.05 hereof, there has been no material change in the financial condition, operations or business of AUGI since January 31, 2003.

          (iv) The financial statements of AUGI for the fiscal year ended July 31, 2002 as filed with the SEC on Form 10-K and the financial statements of AUGI for the quarters ended October 30, 2002 and January 31, 2003 as filed with the SEC on Form 10-Q (collectively, the "AUGI Financial Statements") and included among the SEC Reports are attached hereto as Exhibit D.

          (v) Except as otherwise disclosed in the consolidated financial statements contained in the SEC Reports, AUGI does not have any material liabilities.

SECTION 2.06  GOVERNMENTAL CONSENT

     No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with AUGI, is required by or with respect to AUGI in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the GCL.

SECTION 2.07      LITIGATION

     Except as disclosed on Schedule 2.07 hereof, there is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of AUGI threatened against or affecting, AUGI or any of its assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 2.08      INTERESTED PARTY TRANSACTIONS

     Except as set forth in Schedule 2.08 (a) attached hereto, AUGI is not indebted to any officer or director of AUGI (except for compensation and reimbursement of expenses incurred in the ordinary course of business), and no such person is indebted to AUGI, except as disclosed on Schedule 2.08 (b) hereof or in the SEC Reports.


SECTION 2.09  COMPLIANCE WITH APPLICABLE LAWS.

     The business of AUGI has not been, and is not being, conducted in violation of any Applicable Law, except for possible violations which individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect. No investigation or review by any governmental entity with respect to AUGI is pending or, to the Knowledge of AUGI, threatened, nor has any governmental entity indicated an intention to conduct the same, except for investigations or reviews which individually or in the aggregate would not have, nor be reasonably likely to have, a Material Adverse Effect.


SECTION 2.10 NO UNDISCLOSED LIABILITIES.

     Except as set forth on Schedule 2.10 hereto, there are no liabilities or debts of AUGI of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

SECTION 2.11      TAX RETURNS AND PAYMENT

     AUGI has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due, except as reflected in the SEC Reports and except for Taxes being contested in good faith. Except as disclosed in the SEC Reports, there is no material claim for Taxes that is a lien against the property of AUGI other than liens for Taxes not yet due and payable, none of which Taxes is material. AUGI has not received notification of any audit of any Tax Return of AUGI being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by AUGI which is currently in effect, and AUGI is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the SEC Reports.

SECTION 2.12      TAX-FREE REORGANIZATION

     None of AUGI, Merger Sub nor any entity affiliated therewith: (i) has undertaken the obligation to investigate as to whether AUGI, Merger Sub or any entity affiliated therewith has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of
Section 368 of the Code; or (ii) makes any representation or warranty as to the qualification of the Merger as a reorganization within the meaning of Section 368 of the Code. Based on the foregoing, to the knowledge of AUGI and Merger Sub none of AUGI, Merger Sub nor any entity affiliated therewith has taken or agreed to take any action or is aware of any fact or circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

SECTION 2.13  FULL DISCLOSURE.

     The SEC Reports and the representations and warranties of AUGI contained in this Article II of this Agreement do not contain or will not contain, any untrue statement of a material fact, or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF LIFETIME

     Except as set forth in the schedules to this Agreement, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing to AUGI and Merger Sub, Lifetime hereby represents and warrants to AUGI and Merger Sub, as of the date of this Agreement and as of the Effective Time, as follows:

SECTION 3.01  ORGANIZATION, STANDING AND POWER.

     Lifetime is a privately held corporation duly organized under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Lifetime is duly qualified to do business as a foreign corporation doing business in each state or other jurisdiction in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect. Other than as provided in Section 3.04 below, Lifetime does not have any ownership interest in any corporation, partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock).

SECTION 3.02  CAPITALIZATION.

     There are 1,500 Lifetime Shares authorized, consisting of 1,500 shares of common stock (the "Lifetime Common Shares"), no par value per share. As of the date of this Agreement, there were 1,071 issued and outstanding Lifetime Common Shares. Except as disclosed on Schedule 3.02 (a) hereto, no Lifetime Shares have been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase of Lifetime Shares except as provided in this Agreement. Except as disclosed on Schedule 3.02(b) hereto, no Person is entitled to any rights with respect to the conversion, exchange or delivery of the Lifetime Shares. The Lifetime Shares have been issued in compliance with all Applicable Law.

     Lifetime will, prior to the Closing, have caused to be cancelled all 429 Lifetime Common Shares issued to and in the name of the Rubin Family Irrevocable Stock Trust (the "Trust") in return for no consideration to the Trust, subject to receipt by Lifetime of the Trust's written consent to such cancellation.

         .

SECTION 3.03  AUTHORITY FOR AGREEMENT.

     The execution, delivery and performance of this Agreement by Lifetime has been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and binding obligation of Lifetime, enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by Lifetime will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, any of their respective certificates of incorporation or bylaws, or, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which Lifetime is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to Lifetime, except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect.

SECTION 3.04 SUBSIDIARIES

     Except as disclosed on Schedule 3.04 hereof, Lifetime has no subsidiaries.

SECTION 3.05      LIFETIME AGREEMENTS

     Except as provided on Schedule 3.05 hereof, Lifetime is not a party to any material agreements.

SECTION 3.06 NO UNDISCLOSED LIABILITIES.

     Except  for such  liabilities  incurred  in  connection  with the  Lifetime
Agreements, including but not limited to professional fees, there are no material liabilities or debts of Lifetime of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

SECTION 3.07      FINDERS' FEES

     Lifetime has not incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

SECTION 3.08      NO BREACH OR DEFAULT

     There are no defaults or breaches in the performance of any material covenant or of any material representation or warranty by any of the parties to any of the Lifetime Material Agreements, including without limitation, Redwood Investment Associates, LP (the "Lifetime Material Agreements").

                                   ARTICLE IV
                        CERTAIN COVENANTS AND AGREEMENTS

SECTION 4.01      COVENANTS OF LIFETIME

          (i) General. Lifetime covenants and agrees that, during the period from the date of this Agreement until the Closing Date, Lifetime shall, other than as contemplated by this Agreement or for the purposes of effecting the Merger and Closing pursuant to this Agreement or other than to the extent no Material Adverse Effect would be incurred, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, incur no material liabilities without the written consent of AUGI, which consent shall not be unreasonably withheld.

          (ii) Agreements. Lifetime will exercise its best efforts to enter into and consummate the Lifetime Agreements referenced in Section 3.05 above.

          (iii) Cancellation of Lifetime Common Shares. Lifetime covenants and agrees that it will prior to the Closing of the Merger have caused to be cancelled all 429 Lifetime Common Shares surrendered thereto by the Trust as of April 25, 2003. Lifetime further covenants and agrees that it will have issued no consideration to the Trust in return therefor.

SECTION 4.02      COVENANTS OF AUGI

          (i) Closing Agreement. On the Effective Date of the Merger, AUGI, certain of the Lifetime Stockholders, the Trust, Redwood Investments Associates, L.P., Dr. Jonathan Landow and Robert M. Rubin ("Rubin") shall execute and deliver a closing agreement in substantially the form of Exhibit E annexed hereto and made a part hereof (the "Closing Agreement").

          (ii) Cessation of Business. With the exception of AUGI's ownership of shares of common stock of Western Power and Equipment Corporation AUGI shall, at the Effective Time, have no other business operations.

          (iii) Registration of Conversion Shares. AUGI shall register for re-sale the Conversion Shares issuable upon the conversion of the Merger Shares and shall file a registration statement with respect to such registration with the SEC no later than thirty (30) days after the Closing Date; provided, however, that Lifetime shall prior thereto have caused all Lifetime Stockholders to enter into a registration rights agreement with AUGI (the "Registration Rights Agreement") substantially in the form appended hereto as Exhibit F.


          (iv) Lock Up Agreement. AUGI shall prior to Closing enter into a lock-up agreement (the "Lock-up Agreement") to be executed by and among itself and all Lifetime Stockholders, which shall restrict the re-sale of Conversion Shares issuable upon the conversion of the Merger Shares for a period of 210 days after the Closing Date.

          (v) Dividend Shares... On a date which shall be not less than one (1) day prior to the Effective Date of the Merger, the board of directors of AUGI shall set a record date (the "Dividend Record Date") and resolve that a dividend of an aggregate of 232,500 Dividend Shares be made to all holders of record of AUGI Common Shares as at such Dividend Record Date, which Dividend Record Date shall be set as soon thereafter as feasible. The rights, preferences and privileges of the Dividend Shares, including the terms upon which such Dividend Shares are convertible into Common Shares are set forth in the form of Certificate of Designations for the Series B-3 Preferred Shares, constituting the Dividend Shares, and annexed hereto as Exhibit C and made a part hereof (the "Certificate - Dividend Shares"). The holders of securities of Lifetime (including the Lifetime Stockholders) shall not be entitled to receive any of the 232,500 Dividend Shares.

SECTION 4.03      COVENANTS OF THE PARTIES

          (i) Tax-free Reorganization. The Parties intend that the Merger qualify as a Tax-free reorganization under Sections 368(a) of the Code, as amended, and the Parties will take the position for all purposes that the Merger shall qualify as a reorganization under such Section. In addition, the Parties covenant and agree that they will not engage in any action, or fail to take any action, which action or failure to take action would reasonably be expected to cause the Merger to fail to qualify as a Tax-free "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Agreement;

          (ii) Announcement. Neither Lifetime, on the one hand, nor AUGI on the other hand, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation. Notwithstanding anything in this Section 4.03 to the contrary, the Parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by Applicable Law.

          (iii) Notification of Certain Matters. Lifetime shall give prompt notice to AUGI, and AUGI shall give prompt notice to Lifetime, of:

               (a) The occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and

               (b) Any material failure of Lifetime on the one hand, or AUGI, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          (iv) Reasonable Best Efforts. Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate and make effective the Merger and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

               (a) The preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

               (b) The satisfaction of the other Party's conditions precedent to Closing.

          (v) Access to Information

               (a) Inspection by Lifetime. AUGI will make available for inspection by Lifetime, during normal business hours and in a manner so as not to interfere with normal business operations, all of AUGI's records (including tax records), books of account, premises, contracts and all other documents in AUGI's possession or control that are reasonably requested by Lifetime to inspect and examine the business and affairs of AUGI. AUGI will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of Lifetime concerning the business and affairs of AUGI. Lifetime will treat and hold as confidential any information they receive from AUGI in the course of the reviews contemplated by this Section 4.03(v). No examination by Lifetime will, however, constitute a waiver or relinquishment by Lifetime of its rights to rely on AUGI's covenants, representations and warranties made herein or pursuant hereto.

               (b) Inspection by AUGI. Lifetime will make available for inspection by AUGI, during normal business hours and in a manner so as not to interfere with normal business operations, all of Lifetime's records (including tax records), books of account, premises, contracts and all other documents in Lifetime's possession or control that are reasonably requested by AUGI to inspect and examine the business and affairs of Lifetime. Lifetime will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of AUGI concerning the business and affairs of Lifetime. AUGI will treat and hold as confidential any information they receive from Lifetime in the course of the reviews contemplated by this Section 4.03 (v). No examination by AUGI will, however, constitute a waiver or relinquishment by AUGI of its rights to rely on Lifetime's covenants, representations and warranties made herein or pursuant hereto.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

SECTION 5.01  CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS.

     The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived by both AUGI and Lifetime:

          (i) Consents, Approvals. The Parties shall have obtained all necessary consents and approvals of their respective boards of directors, their stockholders (including any applicable classes thereof) and all consents, approvals and authorizations required under their respective charter documents, and all material consents, including any material consents and waivers by the Parties' respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

          (ii) Absence of Certain Litigation. No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for the Parties, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the Merger.

SECTION 5.02      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF AUGI

     The obligations of AUGI as provided herein shall be subject to each of the following conditions precedent, unless waived by AUGI:

          (i) Consents And Approvals. Lifetime shall have obtained all material consents, including any material consents and waivers by Lifetime's lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

          (ii) Representations and Warranties. The representations and warranties by Lifetime in Article III herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement or the same shall not have a Material Adverse Effect.

          (iii) Performance. Lifetime shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior at or prior to the Closing or the same shall not have a Material Adverse Effect.

          (iv) Proceedings and Documents. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to AUGI and its counsel, and AUGI and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

          (v) Certificate of Good Standing. Lifetime shall have delivered to AUGI a certificate as to the good standing of Lifetime certified by the Secretary of State of the State of Delaware on or within two (2) business days prior to the Closing Date.

          (vi) Material Changes. Except as contemplated by this Agreement, since the date hereof, Lifetime shall not have suffered a Material Adverse Effect.

          (vii) DVI Facility. The Loan and Security Agreement dated December 29, 2000 between DVI Business Credit Corporation and New York Medical, Inc. (the "DVI Facility") shall have been duly amended on terms and conditions satisfactory to AUGI, including the grant of a waiver for certain defaults of New York Medical, Inc. under such facility, and AUGI shall receive written confirmation that the expiration date of such DVI Loan Facility is December 29, 2003.

          (viii)  Due   Diligence.   AUGI  shall  have   completed  to  its  own
     satisfaction due diligence in relation to Lifetime.

          (ix) Registration Rights Agreement. AUGI shall have received signed signature pages of the Registration Rights Agreement from each of the Lifetime Stockholders.

          (x) Lock-Up Agreement. AUGI shall have received a fully executed copy of the Lock-Up Agreement from each of the Lifetime Stockholders.

          (xi) Dividend Shares...The board of directors of AUGI shall have declared a dividend of the Dividend Shares to all record holders of AUGI Common Shares as at the Dividend Record Date, and the Certificate - Dividend Shares shall have been filed with the Secretary of State of the State of Delaware.

          (xii) Acquisition of NYMI. Lifetime shall have consummated the acquisition of fifty-five percent (55%) of NYMI on terms satisfactory to AUGI, and have provided documentation thereof to AUGI, which documentation shall be satisfactory in form and substance to AUGI.

          (xiii) Closing Agreement. The Closing Agreement shall have been duly executed and delivered by the parties thereto.

SECTION 5.03      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF LIFETIME

     The obligation of Lifetime on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived by Lifetime:

          (i) Consents And Approvals. AUGI shall have obtained all material consents, including any material consents and waivers of its respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

          (ii) Representations And Warranties. The representations and warranties by AUGI in Article II herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement or the same shall not have a Material Adverse Effect.

          (iii) Performance. AUGI shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior to or at the Closing or the same shall not have a Material Adverse Effect.

          (iv) Proceedings And Documents. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Lifetime and its counsel, and Lifetime and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

          (v) Certificate of Good Standing. AUGI shall have delivered to Lifetime a certificate as to the good standing of AUGI certified by the Secretary of State of the State of Delaware on or within two (2) business days prior to the Closing Date.

          (vi) Material Changes. Except as contemplated by this Agreement, since the date hereof, AUGI shall not have suffered a Material Adverse Effect.

          (vii)   Certificate  of   Designation.   AUGI  shall  have  filed  the
     Certificate - Merger Shares with the Secretary of State of the State of Delaware.

          (x)  Due   Diligence.   Lifetime  shall  have  completed  to  its  own
     satisfaction due diligence in relation to AUGI.

          (xi) Registration Rights Agreement. The Registration Rights Agreement shall have been entered into by AUGI.

          (xii) Closing Agreement. The Closing Agreement shall have been duly executed and delivered by the parties thereto.

          (xiii) Optionee Waivers. The holders of all of the outstanding AUGI stock options shall have executed and delivered written waivers of any anti-dilution or other adjustment rights which might otherwise result from the declaration of the AUGI stock dividend referred to herein.

                                   ARTICLE VI
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 6.01  TERMINATION.

     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by:

          (i) The mutual written consent of the Boards of Directors of the Parties;

          (ii) Either AUGI, on the one hand, or Lifetime, on the other hand, if any governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties shall use their commercially reasonable best efforts to lift), which restrains, enjoins or otherwise prohibits the Merger or the issuance of the Merger Shares pursuant to the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

          (iii) AUGI, if Lifetime shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within 15 calendar days after the giving of written notice by AUGI to Lifetime;

          (iv) Lifetime, if AUGI shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within 15 calendar days after the giving of written notice by Lifetime to AUGI; or

          (v) Without any action on the part of the Parties if required by Applicable Law.

SECTION 6.02  EFFECT OF TERMINATION.

     If this Agreement is terminated as provided in Section 6.01, written notice of such termination shall be given by the terminating Party to the other Party specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of AUGI or Lifetime, provided, that nothing in this Agreement shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement and provided, further, that termination shall not affect accrued rights or liabilities of any party.

                                   ARTICLE VII
                                 CONFIDENTIALITY

SECTION 7.01      CONFIDENTIALITY

     AUGI, on the one hand, and Lifetime, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section
4.03 hereof, which are designated by such Party as confidential (except for any information disclosed to the public pursuant to a press release authorized by the Parties) and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party's confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, or (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time.

                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.01      INDEMNIFICATION BY AUGI



     AUGI shall indemnify, defend and hold harmless each of Lifetime, any subsidiary or affiliated thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director or partner of Lifetime, any subsidiary or affiliated thereof or an employee of Lifetime, any subsidiary or affiliated thereof and their respective heirs, legal representatives, successors and assigns (the "Lifetime Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any breach of this Agreement by AUGI or any subsidiary or affiliated thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or
(ii) any act, omission or conduct of any officer, director or agent of AUGI or any subsidiary or affiliated thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or (iii) relating to the consummation of the transactions contemplated herein, and any action taken in connection therewith ("Lifetime Indemnified Liabilities"). Any Lifetime Indemnified Party wishing to claim indemnification under this Section 8.01, upon learning of any such claim, action, suit, proceeding or investigation, shall notify AUGI, but the failure so to notify shall not relieve AUGI from any liability that it may have under this Section 8.01, except to the extent that such failure would materially prejudice AUGI.

SECTION 8.02      INDEMNIFICATION BY LIFETIME

     Lifetime shall indemnify, defend and hold harmless each of AUGI, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director or partner of AUGI, any subsidiary or affiliate thereof or an employee of AUGI, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the "AUGI Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of
(i) any breach of this Agreement by Lifetime or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any act, omission or conduct of any officer, director or agent of Lifetime or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or (iii) relating to the consummation of the transactions contemplated herein, and any action taken in connection therewith ("AUGI Indemnified Liabilities"). Any AUGI Indemnified Party wishing to claim indemnification under this Section 8.02, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Lifetime, but the failure so to notify shall not relieve Lifetime from any liability that it may have under this Section 8.02, except to the extent that such failure would materially prejudice Lifetime.

SECTION 8.03      INDEMNIFICATION OF EXCHANGE AGENT

          (i) AUGI, Lifetime and Merger Sub (for the purposes of this Section 8.03, the "Indemnitors") agree to indemnify the Exchange Agent and its partners, officers, directors, employees and agents (collectively, the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to the Exchange Agent's service in such capacity, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

          (ii) If the indemnification provided for in Section 8.03(1) is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

SECTION 8.04      SURVIVAL OF INDEMNIFICATION

     All rights to indemnification under this Article 8 shall survive the consummation of the Merger and the termination of this Agreement. The provisions of this Article 8 are intended to be for the benefit of, and shall be enforceable by, each AUGI Indemnified Party, each Lifetime Indemnified Party, and his or her heirs and representatives and the Exchange Agent. No Party shall enter into any settlement regarding the foregoing without prior approval of the Lifetime Indemnified Party or the AUGI Indemnified Party, as the case may be or, if related in any way to the duties of the Exchange Agent hereunder, the Exchange Agent.

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01  NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except as set forth in Article VIII. All such representations and warranties will be extinguished on consummation of the Merger and none of the Parties nor any of their officers, directors, members, employees or stockholders shall be under any liability whatsoever with respect to any such representation or warranty after such time. This Section 9.01 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

SECTION 9.02  EXPENSES.

     Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 9.03  APPLICABLE LAW.

     Except to the extent that the law of the State of Delaware is mandatorily applicable to the Merger (which shall be governed by the GCL), this Agreement shall be governed by the laws of the State of New York as applied to agreements entered into and to be performed in such state.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SECTION 9.04  NOTICES.

     All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

          (i) If sent by registered or certified mail in the United States, return receipt requested, upon receipt;

          (ii) If sent by reputable overnight air courier (such as Federal Express), 2 business days after being sent;

          (iii) If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clauses (i) or (ii) above, when transmitted and receipt is confirmed by telephone; or

          (iv) If otherwise actually personally delivered, when delivered.

     All notices and other communications under this Agreement shall be sent or delivered as follows:

         If to Lifetime, to:

                  Lifetime Healthcare Services, Inc.
                  125 Michael Drive, Suite 104
                  Syosset, New York 11791
                  Attention: Mr. Robert DePalo

                  Telephone:  (516) 837-7000
                  Telecopy:  (516) 837-7036

         with a copy to (which shall not constitute notice):

                  Morrison Cohen Singer & Weinstein, LLP
                  750 Lexington Avenue
                  New York, New York 10022
                  Attention:  Robert H. Cohen, Esq.

                  Telephone:  (212) 735-8680
                  Telecopy: (212) 735-8708

         If to AUGI, to:

                  American United Global, Inc.
                  c/o Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP 101 East 52nd Street
                  New York, NY 10022
                  Attention:  Robert Rubin, CEO

                  Telephone:        (516) 938-2323
                  Fax:                      (631) 254-2136

         with a copy to (which shall not constitute notice):

                  Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
                  101 East 52nd Street
                  New York, NY 10022
                  Attention:        Stephen A. Weiss, Esq.

                  Telephone:        (212) 752-9700
                  Facsimile:        (212) 980-5192


     Each Party may change its address by written notice in accordance with this Section.

SECTION 9.05  ENTIRE AGREEMENT.

     This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

SECTION 9.06  ASSIGNMENT.

     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided that in no event may the right to indemnification provided by
Article VIII hereto be assigned by any of the Parties, with or without consent, except by operation of law. Subject to the immediately foregoing sentence of this Section 9.06, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.

SECTION 9.07  HEADINGS; REFERENCES.

     The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles" or "Sections" shall be deemed to be references to Articles or Sections of this Agreement unless otherwise indicated.

SECTION 9.08  COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

SECTION 9.09  NO THIRD PARTY BENEFICIARIES.

     Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

SECTION 9.10  SEVERABILITY; ENFORCEMENT.

     Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provisions shall be interpreted to be only so broad as is enforceable.

SECTION 9.11  RULES OF CONSTRUCTION.

     The Parties  agree that they have been  represented  by counsel  during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

SECTION 9.12  EXHIBITS.

     All of the exhibits to this Agreement are hereby incorporated in this Agreement and shall be deemed and construed to be a part of this Agreement for all purposes.

SECTION 9.13  INTERPRETATION.

     The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.



                       [SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



AMERICAN UNITED GLOBAL, INC.

By:      /s/ Robert M. Rubin
----------------------------
Name:    Robert M. Rubin
Title:   Chairman of the Board and CEO


LIFETIME ACQUISITION CORP.

By:      /s/ Robert M. Rubin
----------------------------
Name:    Robert M. Rubin
Title:   Chairman of the Board and CEO


LIFETIME HEALTHCARE SERVICES, INC.

By:      /s/ Robert DePalo
----------------------------
Name:    Robert DePalo
Title:   President



                                                           List of Schedules

         1.01(a)  Lifetime - List of Lifetime Stockholders of Lifetime and number of Lifetime Shares held..........

         1.01(b)  Lifetime - List of Optionees and Option and/or Warrant Allocation................................

         1.05     AUGI - Officers and Directors....................................................................

         2.02(a)  AUGI - Capitalization - AUGI Shares..............................................................

         2.02(b)  AUGI - Capitalization - Rights Relating to AUGI Shares...........................................

         2.03     AUGI - Authority for Agreement...................................................................

         2.05     AUGI - SEC Reports; Financial Statements.........................................................

         2.07     AUGI - Litigation................................................................................

         2.08(a)  AUGI - Interested Party Transactions - Indebtedness of AUGI......................................

         2.08(b)  AUGI - Interested Party Transactions - Indebtedness to AUGI......................................

         2.10     AUGI - No Undisclosed Liabilities................................................................

         3.02(a)  Lifetime - Capitalization - Lifetime Shares......................................................

         3.02(b)  Lifetime - Capitalization - Rights Relating to Lifetime Shares...................................

         3.04     Lifetime - Subsidiaries..........................................................................

         3.05     Lifetime - Lifetime Agreements...................................................................

         4.02     AUGI Covenants - Employment Agreements...........................................................
